EXHIBIT 10(c)

AMENDED AND RESTATED
RARE HOSPITALITY INTERNATIONAL, INC.
1996 STOCK PLAN FOR OUTSIDE DIRECTORS

1.             Purpose. The purpose of the Amended and Restated RARE Hospitality International, Inc. 1996 Stock Plan for Outside Directors (the "Plan") is to advance the interests of RARE Hospitality International, Inc. (the "Corporation") by encouraging ownership of the Corporation's no par value common stock (the "Common Stock") by non-employee directors of the Corporation, thereby giving such directors an increased incentive to devote their efforts to the success of the Corporation.

2.             Administration. Grants of stock and options under this Plan are automatic. This Plan is intended to be a "formula plan" as recognized by Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly.

3.             Eligibility. Except as provided otherwise in this Section 3, stock and options under the Plan shall be granted in accordance with Section 5 to each member of the Corporation's Board of Directors who is not a current employee of the Corporation (an "Outside Director"); provided that shares of the Corporation's Common Stock remain available for grant hereunder in accordance with Section 4. An Outside Director to whom stock or options are granted under the Plan shall be referred to hereinafter as a "Grantee."

4.             Shares Subject to Plan. The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Corporation's Common Stock. Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock for which awards may be granted under the Plan shall be 150,000 and the initial adoption of the Plan by the Board of Directors of the Corporation shall constitute a reservation of 150,000 authorized but unissued, or reacquired, shares of Common Stock for issuance under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which awards may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any award of stock or options granted under the Plan.

5.             Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by Stock Award Agreements in such form as shall comply with and be subject to the following terms and conditions:

(a)    Grant. On the date of adoption of the Plan by the Board of Directors, each Outside Director shall be granted an option to purchase 7,500 shares of the Corporation's Common Stock, subject to adjustment as provided in the Plan, and subject to approval of the Plan by the Corporation's shareholders within one year following the adoption of the Plan by the Board of Directors. If the shareholders of the Corporation fail to approve the Plan within such time, the initial grant of options shall be null and void and no further awards shall be granted under the Plan.

On the date that each subsequent Outside Director is initially elected or appointed to the Board or, in the case of a director who was employed by the Corporation on the date that such director was initially elected or appointed to the Board and who remains a director following the termination of his or her employment, the date that such Outside Director’s employment with the Corporation is terminated, such director will receive an option to purchase (i) 3,750 shares of Common Stock if such date is on or before June 30 of the year in question, or (ii) 1,875 shares of Common Stock if such date is on or after July 1 of the year in question, subject to adjustment as provided in the Plan.

In addition, each year, beginning in 1997, on the day immediately preceding the earlier of (i) the Corporation’s release of its financial results for the preceding fiscal year, or (ii) the Corporation’s release of an estimate of its financial results for the preceding year, made after the end of such year and before the release of full financial results for such year, each Outside Director who is serving in such capacity as of such date will receive an option to purchase 3,750 shares of Common Stock (subject to adjustment as provided in the Plan); provided, however, that all or any portion of such options will be granted if and only if the operating earnings per share of the Corporation’s Common Stock has increased in the preceding fiscal year (over the next preceding fiscal year) by a percentage equal to or greater than the percentage set by the Board of Directors for the preceding fiscal year as the percentage increase in earnings per share at which management can be granted any stock options for the Company’s performance in the preceding fiscal year, and the percentage of such options to be granted to the Board shall equal the percentage of options to be granted to management, based upon the increase in operating earnings, up to one hundred percent (100%). Each such day that annual awards are to be granted under this paragraph under the Plan is referred to hereinafter as a “Grant Date.“ For purposes of determining whether options will be granted under this paragraph, when the Corporation’s fiscal year is 53 weeks long, the operating earnings per share of the Corporation’s Common Stock will be adjusted to compare to a 52 week fiscal year by dividing the operating earnings reported by the Corporation by 53 and multiplying the result by 52. Such result will be used as the “operating earnings per share“ for such year for purposes of determining whether options will be granted under this paragraph in both years in which the earnings of the 53 week year are included in the comparison.

If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Outside Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Outside Director shall receive an award (a “Reduced Grant”) equal to the number of shares of Common Stock then available under the Plan divided by the number of Outside Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was an Outside Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a “Continuing Outside Director”) shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Outside Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Outside Director’s additional option plus any prior Reduced Grant to the Continuing Outside Director on the applicable Grant Date shall not exceed 3,750 shares (subject to adjustment pursuant to Section 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

(b) Option Price. The option price for each option granted under the Plan shall be the Fair Market Value (as defined below) of the shares of Common Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on a given date shall mean the closing price of a share of Common Stock traded on the Nasdaq National Market on such date, as reported in the composite transactions quoted in The Wall Street Journal or, if no shares were traded on such day, on the next preceding day on which shares were traded. (c) Medium and Time of Payment. The option price shall be payable in full upon the exercise of an option in cash, by check, in shares of Common Stock, or in any combination thereof. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, options may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price. However, to avoid possible short-swing profit liability under Section 16(b) of the Exchange Act, the Grantee should wait at least six (6) months from the date of grant of the option before engaging in a "cashless" exercise. (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g). (e) Exercisability. Each option granted under the Plan shall, unless earlier terminated as provided hereinafter in Section 5(g), become exercisable on the date six (6) months and one day following the date of grant. (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Corporation at the Corporation's principal place of business. Except in the case of a "cashless exercise" through a broker, such written notice shall be accompanied by payment in full of the option price for the shares for which such option is being exercised. In the case of a "cashless exercise," payment in full of the option price for the shares for which such option is being exercised shall be paid in cash by the broker from the sale proceeds. The Corporation shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Corporation to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Corporation to register any shares of Common Stock underlying options granted under this Plan. (g) Effect of Termination of Directorship or Death. (i) Termination of Directorship. Upon termination of any Grantee's membership on the Board of Directors of the Corporation for any reason other than for cause or death, the options held by the Grantee under the Plan shall terminate ninety (90) days following the date of termination of the Grantee's membership on the Board or, if earlier, on the date of expiration of the options as provided by Section 5(d) of the Plan. If the Grantee exercises the options after termination of the Grantee's service on the Board of Directors, the Grantee may exercise the options only with respect to the shares that were otherwise exercisable on the date of termination of the Grantees' service on the Board. Such exercise otherwise shall be subject to the terms and conditions of the Plan. If the Grantee's membership on the Board of Directors is terminated for cause, all options granted to such Grantee shall expire upon such termination. (ii) Death. In the event of the death of a Grantee, the Grantee's personal representatives, heirs or legatees (the "Grantee's Successors") may exercise the options held by the Grantee on the date of death, upon proof satisfactory to the Corporation of their authority. The Grantee's Successors must exercise any such options within one (1) year after the Grantee's death and in any event prior to the date on which the options expire as provided by Section 5(d) of the Plan. Such exercise otherwise shall be subject to the terms and conditions of the Plan. (h) Nonassignability of Option Rights. No option shall be assignable or transferable by the Grantee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee. (i) Rights as Shareholder. Neither the Grantee nor the Grantee's Successors shall have rights as a shareholder of the Corporation with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares. (j) No Options after Ten Years. No options shall be granted except within a period of ten (10) years after the effective date of the Plan.

6.             Adjustments.

(a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be automatically and appropriately adjusted, including the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options. (b) In the event of: (i) a merger or consolidation in which the Corporation is not the surviving corporation; (ii) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash other otherwise; or (iii) any other capital reorganization in which more than fifty percent (50%) of the shares of the Corporation entitled to vote are exchanged, then any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan. If there is no surviving corporation, all outstanding options shall expire.

7.             Effective Date and Termination of Plan.

  Effective Date. The Plan shall become effective upon adoption of the same by the Board of Directors of the Corporation (February 26, 1996), subject to approval of the Plan by the shareholders of the Corporation within one year following the adoption of the Plan by the Board of Directors.
  Termination. The Plan shall terminate ten (10) years after its effective date, but the Board of Directors may terminate the Plan at any time prior to such date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan unless the Grantee shall so consent.

8.             No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

9.             Amendment. The Board of Directors of the Corporation by majority vote may amend the Plan from time to time but may not, without shareholder approval, adopt any amendment that would require shareholder approval in order for the Plan or transactions thereunder to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act, as the same may be amended from time to time ("Rule 16b-3"), or under under applicable rules of any exchange on which the shares of Common Stock are traded, or under any other applicable law, rule or regulation. To the extent required by Rule 16b-3, the provisions of the Plan determining (i) the persons eligible to receive awards under the Plan, (ii) the timing of awards, (iii) the number of shares subject to awards, (iv) the exercise price of options, (v) the periods during which options are exercisable, and (vi) the dates on which options terminate, may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

It is expressly contemplated that the Board may amend the Plan in any respect that the Board deems necessary to cause the Plan to meet the requirements of Rule 16b-3 (or any successor rule) and otherwise to comport with the provisions of the Exchange Act and the applicable regulations thereunder.

Any amendment to the Plan shall not, without the written consent of the Grantee, affect such Grantee’s rights under any award theretofore granted to such Grantee.